UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 15, 2007, Virage Logic Corporation (the “Company”) completed its previously announced acquisition of Ingot Systems Inc. (“Ingot”) pursuant to the Stock Purchase Agreement, dated August 3, 2007, by and among the Company and the Shareholders of Ingot and Jai Iyer, as Shareholder Representative. Ingot is a provider of critical functional IP and design services to the semiconductor industry. The Company acquired all shares of outstanding common stock of Ingot in an all-cash transaction. The acquisition is being accounted for as a purchase combination. The purchase price consisted of an initial cash payment of $1.7 million at closing, and the potential for a series of earn-out payments to the former Ingot shareholders through the end of the Company’s fiscal 2009.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment not later than 74 calendar days after the date set forth on the cover of this initial report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment not later than 74 calendar days after the date set forth on the cover of this initial report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: August 15, 2007	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and
Chief Financial Officer